Exhibit 99.1

IntelGenx Welcomes Dr. Rajiv Khosla to its Board

SAINT LAURENT, QUEBEC, May 24, 2011 – IntelGenx Technologies Corp. (TSX VENTURE: IGX) (OTCBB: IGXT) ("IntelGenx"), is pleased to announce that Dr. Rajiv Khosla has agreed to join IntelGenx' Board of Directors. Dr. Khosla will bring a wealth of expertise and experience in oral drug delivery technology, pharmaceuticals and business development to the Board.

"We are very pleased and excited to have been able to attract somebody with Dr. Khosla's qualifications, strengths and background in pharmaceutical business development," said Dr. Zerbe. "Dr. Khosla's impressive scientific qualifications and background, as well as his work experience in pharmaceutical transactions, are exceptionally relevant to our endeavours at IntelGenx and will be invaluable for the continued success of our pipeline products."

Dr. Khosla expressed his enthusiasm about joining IntelGenx' Board stating, "I truly believe in the work that IntelGenx is doing. The Company has several products that are close to commercialization and continues to pursue unique opportunities for pharmaceutical drug delivery. It will be my pleasure to serve on the Board of Directors."

Dr. Khosla was recently named President, Chief Executive Officer and a member of the board of directors of Orasi Medical, a leading provider of clinical neurophysiology biomarkers, which is focused on the industrialization and standardization of magnetoencephalography (MEG) in central nervous system drug and therapeutic device development. In January 2011, Dr. Khosla founded CEUTEC LLC, a private company that offers a full-service of business development activities to Biotech, Specialty Pharma and Venture Capital/Private Equity Firms. From September 2005 to December 2010, Dr. Khosla was Vice President of Business Development at Biovail Corporation, a Canadian pharmaceutical company operating internationally. During his tenure at Biovail, Dr. Khosla successfully led the transaction process for over 75 deal opportunities in a variety of therapeutic areas, including the central nervous system, dermatology, women’s health, cardiovascular and gastrointestinal, drug delivery, orphan drugs, generics and pipeline partnerships. From 2003 to 2005, Dr. Khosla held the position of Vice President and General Manager, Pharmaceutical, of Sensient Technologies. From 1998 to 2003, Dr. Khosla served as Senior Business Director, Healthcare at ICI Group, where he managed a new worldwide healthcare business.

Dr. Khosla possesses a Ph.D. in pharmaceutical science, with a thesis on Oral Drug Delivery Technology, which he completed in 1987. Additionally, Dr. Khosla holds an Executive MBA from the Henley Business School in England, a Bachelor of Pharmacy (Honours) from the University of Nottingham, England and is also a registered pharmacist in the UK.

The appointment is subject to TSX-V approval.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, erectile dysfunction, sleep disorders, allergies and depressive disorders. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Horst G. Zerbe,	T: +1 514-331-7440 (ext. 201)	horst@intelgenx.com
President and CEO	F: +1 514-331-0436	www.intelgenx.com
IntelGenx Corp.